UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 20, 2017

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE

On June 20, 2017, Ashford Hospitality Prime, Inc. ("Ashford Prime" or the "Company") announced that it has entered into an agreement with Marriott to convert its Courtyard Philadelphia Downtown hotel (the “Courtyard Philadelphia”) to an Autograph Collection property. Additionally, the Company announced that it has begun marketing for sale its Marriott Plano Legacy hotel (the “Marriott Plano”). These announcements are consistent with the Company’s refined strategy to either reposition or opportunistically sell its non-core hotels.
The agreement with Marriott calls for the Courtyard Philadelphia to be converted to an Autograph hotel by June 30, 2019 pursuant to a conversion Product Improvement Plan (“PIP”) currently estimated to be approximately $23 million - including updates to the guestrooms, guest bathrooms, corridors, lobby, restaurant, and meeting space - which will create a distinctive theme and style for the property that is commensurate with the Autograph product. Marriott will continue to manage the property after the conversion under a management agreement.
The Company also announced that it is listing its Marriott Plano hotel for sale and has engaged Holiday Fenoglio Fowler (“HFF”) to market the property to potential buyers. The sales effort was officially launched at the NYU Hospitality Investment Conference during the first week of June.
A copy of this press release is attached hereto as Exhibit 99.1.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated June 20, 2017

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 20, 2017

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel